SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

(a) As part of its periodic review of the Policy on Ethics and Business Conduct (the “Code”) of FTI Consulting, Inc. (“FTI Consulting”), which applies to all of the directors, officers and employees of FTI Consulting, on September 17, 2014, the Board of Directors of FTI Consulting approved the amended and restated FTI Consulting, Inc. Code of Ethics and Business Conduct effective as of September 17, 2014, which amends, restates and replaces the Code in its entirety (the “Restated Code”). The revisions contained in the Restated Code were made, among other things, to (1) include a Letter to employees from FTI Consulting’s new President and Chief Executive Officer, (2) incorporate a list and descriptions of FTI Consulting’s values, (3) conform the discussion on anti-corruption to FTI Consulting’s stand-alone Anti-Corruption Policy, as amended and restated, which was filed with the Securities and Exchange Commission on February 28, 2013 as an exhibit to FTI Consulting’s Annual Report on Form 10-K for the year ended December 31, 2013, (4) conform the Restated Code to current versions of certain policies and practices that FTI Consulting has adopted, including FTI Consulting’s current policy and practices relating to confidential information and employee membership on third party boards, and (5) make other non-substantive changes to enhance the readability of the Restated Code. The amendment and restatement of the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the Code.

The foregoing summary description of the principal changes contained in the Restated Code is qualified in its entirety by reference to the Restated Code, a copy of which is filed herewith as Exhibit 14.1 to this Current Report on Form 8-K, and incorporated by reference herein. FTI Consulting has posted the Restated Code in the section of its corporate website accessed at “Our Firm–Governance” at http://www.fticonsulting.com.

Item 9.01 (d). Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

14.1	FTI Consulting, Inc. Code of Ethics and Business Conduct, Amended and Restated Effective as of September 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: September 19, 2014	By:	/s/ ERIC B. MILLER
Eric B. Miller Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

14.1	FTI Consulting, Inc. Code of Ethics and Business Conduct, Amended and Restated Effective as of September 17, 2014

3